EXHIBIT 16.4

                            FEDERATED EQUITY FUNDS
                                CERTIFICATION
      The undersigned, Assistant Secretary of Federated Equity Funds (the
"Trust"), hereby certifies that the following resolution was duly adopted by the Board of Trustees of the Trust on December 19, 2005, substantially and materially as follows, and that said resolution has not been amended or rescinded:

      RESOLVED,   that the Board hereby authorizes the Secretary
                  and Assistant Secretaries of the Trust named below to sign in their place and stead, by power of attorney, the Registration Statement on Form N-14 relating to the proposed reorganization of Wayne Hummer Growth Fund, a portfolio of Wayne Hummer Investment Trust, into Federated Kaufmann Fund, a portfolio of Federated Equity Funds.

                  John W. McGonigle, Secretary
                  G. Andrew Bonnewell, Assistant Secretary
                  Andrew P. Cross, Assistant Secretary
                  Leslie K. Ross, Assistant Secretary
                  Nelson W. Winter, Assistant Secretary
                  Todd P. Zerega, Assistant Secretary

  WITNESS the due execution hereof this 20th day of December, 2005.

                                          /s/ Todd P. Zerega
                                          Todd P. Zerega
                                          Assistant Secretary